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                                                       Exhibit 21
                           Exhibit 21

               List of Subsidiaries of Registrant
      (Majority or Wholly Owned Unless Otherwise Indicated)

Name of Subsidiary                      State of Incorporation

NRG Generating (Newark) Cogeneration, Inc.   Delaware
NRG Generating (Parlin) Cogeneration, Inc.   Delaware
O'Brien (Philadelphia) Cogeneration, Inc.    Delaware
NRG Generating Ltd.                          United Kingdom
PoweRent*                                    United Kingdom
Puma Manufacturing Ltd.                      United Kingdom
Puma Export Finance Ltd.                     United Kingdom
Puma Freight Forwarding Ltd.                 United Kingdom
Puma Far East Ltd.                           United Kingdom
Enercol Energy Systems, Ltd.                 United Kingdom
O'Brien Energy Europe                        United Kingdom
Philadelphia Biogas Supply, Inc.             Delaware
NRGG Parlin Supply Corporation               Delaware
NRGG Newark Supply Corporation               Delaware
Grays Ferry Cogeneration Partnership*        Pennsylvania
NRGG (Schuylkill) Cogeneration Inc.          Delaware
Grays Ferry Services Partnership             Pennsylvania
NRGG Funding, Inc.                           Delaware
NRG Morris, Inc.                             Delaware
NRG (Morris) Cogen, LLC                      Delaware
O'Brien Energy Services Company              Delaware
O'Brien Power Equipment, Inc.                Texas
O'Brien Mobile Power Rental Company          Delaware
NRGG (Asia), Inc.                            Delaware
Power Service Company                        Delaware
O'Brien Fuels, Inc.                          Delaware
SDN Power, Inc.                              Delaware

* The Company owns 50% or less of the equity interest in these subsidiaries.

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